News Release

Contact: Ed Loyd, 513-784-8935, eloyd@chiquita.com

CHIQUITA ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL-YEAR 2007

SELECTED RESULTS AND A PROPOSED REFINANCING

Banana Pricing Gains and Salad Category Recovery Continue

CINCINNATI – Jan. 28, 2008 – Chiquita Brands International, Inc. (NYSE: CQB) today reported preliminary unaudited selected results for the fourth quarter and full-year 2007 and announced the details of a proposed refinancing, which is described in more detail below. The company is providing this information and certain financial metrics on a one-time basis only and does not intend to update this information prior to its regularly scheduled fourth quarter and full-year 2007 conference call on Feb. 19, 2008 and subsequent filings with the Securities & Exchange Commission.

Fourth quarter net sales increased approximately 6 percent year-over-year to $1.2 billion, and the company expects adjusted operating income in the range of $6-16 million and adjusted EBITDA in the range of $28-38 million. For the full year, net sales increased approximately 4 percent year-over-year to $4.7 billion, and the company expects adjusted operating income in the range of $62-72 million and adjusted EBITDA in the range of $152-162 million. A reconciliation of (i) adjusted EBITDA and (ii) adjusted operating income amounts presented above to estimated operating income is included in a Non-GAAP Financial Measures table below.

The company reported liquidity that included cash in excess of $70 million, compared to $65 million at year-end 2006, as well as $169 million of availability under its current revolving credit facility. The company remained in compliance with its covenants under its existing debt facilities at Dec. 31, 2007, and expects to remain in compliance with them.

“Our estimated fourth quarter results reflect improved year-over-year operating performance in the fourth quarter, despite a rising cost environment,” said Fernando Aguirre, chairman and chief executive officer. “In addition, our business restructuring announced in October remains on track to deliver our targeted savings in 2008.”

Aguirre added, “We will remain focused on three priorities in 2008 to drive progress on our strategy to achieve sustainable, profitable growth. First, we will complete the restructuring we began implementing in October to improve profitability by consolidating our operations and simplifying our overhead structure. Second, we will seek to improve execution and market performance in our core businesses, while managing through a difficult cost environment. Third, we will continue to invest in long-term growth opportunities by expanding the introduction of innovative, higher-margin products that can help diversify our business by product, channel and geography.”

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Chiquita Brands International

Preliminary Results

As announced in October, the company is exploring strategic alternatives for its German distribution business, Atlanta AG, including a possible sale, and does not expect to announce developments with respect to this process unless and until its board of directors has reached a decision. There can be no assurance regarding the timing or ultimate outcome of this process.

2008 OUTLOOK

While the company does not provide specific guidance for net sales and net income, the company does expect improved year-on-year performance in sales and operating income in 2008, primarily due to contract and market price increases, including fuel-related surcharges, and the benefits of the business restructuring, which remains on track to deliver $60-80 million in year-on-year cost savings in 2008. The company does expect significant year-on-year increases in industry and other costs, which may exceed $120 million in 2008, before fuel hedging gains. This amount includes fuel cost impacts on ocean shipping of approximately $35 million based on current market forward rates, increases in the cost of purchased raw product (primarily bananas) of $40-50 million, as well as increases in materials, banana production, discharge and other logistics costs.

The following chart summarizes management’s estimates of the impact of certain other items on the company’s results for 2008:

($ millions)	Full-Year 2008 Estimate [1]
Capital Expenditures	$60-75
Depreciation & Amortization	$70-80
Euro Hedging Costs [2]	$13
Fuel Hedging Gains [3]	$18
[1]	The foregoing estimates constitute forward-looking statements and are subject to risks and uncertainties, including those described under “Forward-Looking Statements” below.
[2]

Euro hedging costs were $19 million in 2007. The 2008 euro hedging cost estimates are based on current market forward rates in relation to the company’s 2008 hedging portfolio, which includes euro put options at average strike rates of $1.40 per euro covering approximately 70 percent of the company’s estimated net euro cash flow exposure.

[3]

The company realized a fuel hedging gain of $12 million in 2007. The 2008 fuel hedging gain estimates are based on current market forward rates as of Jan. 24, 2008. Approximately 65 percent of the company’s expected core fuel needs in ocean shipping through January 2010 are hedged with bunker fuel swaps.

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Chiquita Brands International

Preliminary Results

PROPOSED REFINANCING

The company also announced today that it is reviewing its capital structure. It is considering options including a potential amendment or refinancing of its senior secured credit facility and a convertible note offering, which is intended to lower the Company’s interest expense, extend maturities and provide additional covenant flexibility.

The company’s total debt at year end 2007 was $814 million, compared to $1.029 billion a year ago, with minimal mandatory principal repayment obligations during the next three years. The company remained in compliance with its covenants under its existing debt facilities at Dec. 31, 2007, and expects to remain in compliance. The current secured credit facility includes a Term Loan C, which had a balance outstanding of $326 million at Dec. 31, 2007, and a $200 million revolving credit facility used for seasonal working capital needs. As of Dec. 31, 2007, the revolving credit facility was undrawn and had availability of $169 million after outstanding letters of credit.

As part of its proposed refinancing, the parent company, Chiquita Brands International Inc., may consider issuing convertible senior unsecured notes, the proceeds of which would be used to partially prepay the existing Term Loan C. In connection with the proposed refinancing, the company announced today that it is seeking consent from holders of its 7½ percent senior notes due in 2014, in order to amend the terms of the indenture under which the notes were issued. Consummation of the refinancing is subject to a number of market and other conditions. No assurance can be given that any such amendment or refinancing of the company’s capital structure can or will be completed on terms that are acceptable to the company, if at all.

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Chiquita Brands International

Preliminary Results

RECENT PRICE & VOLUME DATA

The company today reported increases in banana prices in all markets for the fourth quarter 2007, compared to the same period a year ago. In its Fresh Express value-added salads business, the company reported significant year-on-year volume growth in the fourth quarter 2007, while net revenue per case rose slightly.

Banana Segment

Year-over-Year Percentage Change 1

Fourth Quarter 2007 vs. Fourth Quarter 2006

CHIQUITA BANANAS	Pricing	Volume[2]	% of Total Volume Sold
North America	7%	1%	43%
Core European Markets [3]
U.S. dollar basis[4]	18%	(7%)	36%
Local currency basis	5%
Asia Pacific and the Middle East [5]	6%	(9%)	14%
Trading Markets	14%	(55%)	7%
[1]	These statistics may not be indicative of future results.
[2]	Total volume sold includes all banana varieties, such as Chiquita to Go, Chiquita minis, organic bananas and plantains.
[3]

The company’s “core” European markets include the member states of the European Union (except for 2007 entrants Romania and Bulgaria, which are reported in “trading” markets), Switzerland, Norway and Iceland.

[4]	Prices on a U.S. dollar basis do not include the impact of hedging.
[5]	In this region, the company primarily operates through joint ventures, and most business is invoiced in U.S. dollars.

North American banana pricing increased 7 percent year-on-year in the fourth quarter, reflecting increases in base contract prices and higher year-on-year surcharges linked to a third-party fuel price index, and volume rose 1 percent.

Banana prices in the company’s core European markets increased 5 percent year-on-year on a local currency basis (up 18 percent on a U.S. dollar basis), reflecting favorable comparisons to the year-ago quarter when the market had excess supply. The company’s volume sold in the core European markets was down 7 percent year-over-year, due to constrained volume availability and the company’s strategy to maintain and favor its premium quality product and price differentiation over market share.

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Chiquita Brands International

Preliminary Results

In Asia Pacific and the Middle East, pricing rose 6 percent year-on-year on a U.S. dollar basis, while volume fell by 9 percent year-over-year primarily as a result of continuing supply constraints in the Philippines, which resulted in lower yields of premium-quality fruit.

In the company’s trading markets, which consist primarily of European and Mediterranean countries that do not belong to the European Union, pricing rose 14 percent year-over-year, while the company’s volume in this region declined 55 percent, compared to the year-ago quarter when the market was oversupplied.

Price and volume trends in the company’s core markets in Europe and North America were broadly similar thus far for the month of January 2008, compared to trends in the fourth quarter of 2007.

Salads and Healthy Snacks Segment

Year-over-Year Percentage Change 1

Fourth Quarter 2007 vs. Fourth Quarter 2006

FRESH EXPRESS RETAIL VALUE-ADDED SALADS	Net Revenue Per Case	Volume
North America	1%	10%
[1]	These statistics may not be indicative of future results.

In the Salads and Healthy Snacks segment, the company’s volume of retail value-added salads increased 10 percent year-over-year in the fourth quarter, reflecting strong recovery in the value-added salads category in the first full quarter following the one-year anniversary of the E. coli outbreak, which affected the industry beginning in September 2006. The category recovery is expected to continue at a more moderate pace in future quarters, as more time passes from the anniversary of this event. During the fourth quarter of 2007, the company also maintained relatively stable net revenue per case, up 1 percent year-over-year.

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Chiquita Brands International

Preliminary Results

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

The adjusted Non-GAAP financial measures used in this press release exclude the impact of certain charges, as more fully described herein. These Non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company believes that these Non-GAAP financial measures are helpful to investors in assessing the operating results of the company, including cash flow, in the context of the proposed refinancing described above. Investors are encouraged to review the reconciliations provided below of Non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.

Reconciliation to GAAP of

Estimated Unaudited Range of Adjusted EBITDA and Adjusted Operating Income

Year Ending December 31, 2007

In Millions

	Quarter Ended December 31, 2007 Estimated Range		Year Ended December 31, 2007 Estimated Range		Quarter Ended December 31, 2006	Year Ended December 31, 2006
	Low	High	Low	High
Operating Income / (Loss)	$(20)	$(10)	$23	$33	$(33)	$(27)
Adjustments:
Business Restructuring	26	26	26	26	—	—
Atlanta AG Goodwill impairment	—	—	—	—	—	43
U.S. Department of Justice settlement	—	—	—	—	25	25
U.S. anti-trust settlement	—	—	3	3	—	—
Restructuring of Chilean operations	—	—	10	10	—	—
Cost related to Hurricane Stan and
Tropical Storm Gamma	—	—	—	—	—	25
Adjusted Operating Income / (Loss)	$6	$16	$62	$72	$(8)	$66
Depreciation	19	19	80	80	20	78
Amortization	3	3	10	10	2	10
Adjusted EBITDA (1)	$28	$38	$152	$162	$14	$154
(1)	Adjusted EBITDA in this table does not conform to the definition of Adjusted EBITDA in the company’s secured credit facility, which allows for certain other adjustments.

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Chiquita Brands International

Preliminary Results

ABOUT CHIQUITA BRANDS INTERNATIONAL, INC.

With annual revenues of approximately $4.7 billion, Chiquita Brands International, Inc. (NYSE: CQB) is a leading international marketer and distributor of high-quality fresh and value-added food products – from energy-rich bananas and other fruits to nutritious blends of convenient green salads. The company’s products and services are designed to win the hearts and smiles of the world’s consumers by helping them enjoy healthy fresh foods. The company markets its products under the Chiquita® and Fresh Express® premium brands and other related trademarks. Chiquita employs approximately 25,000 people operating in more than 70 countries worldwide. For more information, please visit our web site at www.chiquita.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include the company’s expectations for the fourth quarter and year ended Dec. 31, 2007, as well as statements regarding our 2008 outlook, are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including changes in the competitive environment in Europe, following the 2006 conversion to a tariff-only banana import regime in the European Union; unusual weather conditions; industry and competitive conditions; access to, and cost of, capital; our ability to achieve the cost savings and other benefits anticipated from the restructuring announced in October 2007; industry cost increases and our ability to pass them through to the consumer; product recalls and other events affecting the industry and consumer confidence in our products; the customary risks experienced by global food companies, such as the impact of product and commodity prices, food safety, currency exchange rate fluctuations, government regulations, labor relations, taxes, crop risks, political instability and terrorism; and the outcome of pending claims and governmental investigations involving the company and legal fees incurred in connection with them. Additionally, the company has not completely closed its books for the fourth quarter, and its unaudited financial results for the fourth quarter and full-year 2007 have not been reviewed or audited by our independent registered accounting firm, which is in the process of conducting its audit of our 2007 financial statements. The completion of the company’s closing process and full preparation of its financial statements could result in changes to our preliminary estimates indicated above.

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Chiquita Brands International

Preliminary Results

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release is not a solicitation of consent with respect to any notes. The consent solicitation is being made solely by a Consent Solicitation Statement and related documents, dated Jan. 28, 2008, which set forth the complete terms of the consent solicitation.

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